EXHIBIT 3.6

CERTIFICATE OF AMENDMENT

Ross Miller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretary of state.biz
In the office of
/s/ Ross Miller
Ross Miller
Secretary of State

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 and 78.390)
Document Number:
20070135233-26
Filing Date and Time:

2/27/2007 10:30 AM
Entity Number
C1555-1955

Above space is for office use only

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: MVP Network, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 5 is amended to: (a) increase the total authorized capital stock of the Corporation to 5,020,000,000 shares, consisting of 5,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock; (b) to decrease the par value of the Common Stock and Preferred Stock to $0.001 per share; and (c) to effect a foward stock split of the Corporation's issued and outstanding shares of common stock on a 4.177 shares for 1 share (4.177 for 1) basis.

Effective March 30, 2007 at 5:00pm Eastern Time (the "Effective Date"), the issued and outstanding shares of Common Stock of this Corporation shall be deemed to be "forward split", and in furtherance thereof, there shall, after the Effective Time, be deemed to be issued and outstanding 4.177 shares of Common Stock of the Corporation for each one (1) share of the Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (the "Forward Split"). Any fractional shares of common stock caused by the Forward Split shall be rounded up to one whole share.

Article 5 of this Corporation's articles of incorporation shall not be affected by the Forward Split. A copy of the amended Article 5 (both before and after the Reverse Split) is attached hereto as Attachment "A".

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 16,546,707.

4. Effective Date of filing (optional): 3/30/2007

5. Officer Signature (Required): /s/ Paul A. Schneider, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT "A"
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF MVP NETWORK, INC.

Auricle 5 of the Articles of Incorporation of MVP Network, Inc. (the "Corporation") is hereby amended to read as follows:

ARTICLE 5 SHARES

The Corporation shall have authority to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the
Corporation is 5,020,000,000 shares, consisting of 5,000,000,000 shares of Common Stock, par value $0.001 per share and 20,000,000 shares of Preferred Stock, par value $0.001 per share.

Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix, from time to time before issuance, the number of shares to be included in any series and the designation, relative powers, preferences, rights, qualifications, imitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following;

a . the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

b. the voting powers, if any, and whether such voting powers are full or limited, in any such series;

c. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

d. whether dividends, if any, shall be cumulative or noncumulative;

e. the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends of such series;

f. the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

g. the provisions, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

h. the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

i. the provision, if any, of a sinking fund applicable to such series; and

j. any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all of which shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock ("Preferred Stock Designation"). If required by N.R.S, 78.1955 or other applicable law, the Preferred Stock Designation shall be filed with the Nevada Secretary of State or other appropriate governmental office before the issuance of any shares of any series of Preferred Stock. All previous Preferred Stock Designations filed by the Corporation are hereby revoked and canceled.

Common Stock. Each holder of Common Stock entitled to vote shall have one vote for each share thereof held. The Common Stock shall be non-assessable and shall not have cumulative voting rights or preemptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations and restrictions:

a.  After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the Nevada Revised Statutes, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

b. After distribution in full, of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common
Stock shall be entitled to receive all the remaining assets of this Corporation, tangible, and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

c. Except as any otherwise be required by law or these Articles of Incorporation, in all matters as to which, the vote or consent of stockholders of the Corporation shall be required or be taken, including,any vote to amend these Articles of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters.

d. Shares of Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

e. No holder of any of the shares or of options, warrants, or other rights to purchase shares of Common Stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, whether such holders or others, and on such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion,

f.. Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the exclusive voting rights of any shares of the Corporation shall be vested in the Common Stock of the
Corporation. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.